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Exhibit 10.1

INTERDENT, INC.
2003 STOCK OPTION PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the InterDent, Inc. 2003 Stock Option Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of InterDent, Inc., a Delaware corporation (the "Company"), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, or any combination of the foregoing.

        "Board" means the Board of Directors of the Company.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Corporation dated October 8, 2003.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        "Committee" means the Committee of the Board referred to in Section 2.

        "Effective Date" means the date on which the Plan is approved by the shareholders as set forth at the end of this Plan.

        "Fair Value" of the Stock on any given date means the amount per share of the Stock, equal to (i) the last reported sale price of the Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which the Stock is then listed or admitted for trading, (ii) if the Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Stock on such date, (iii) if there shall have been no trading on such date or if the Stock is not so designated, the average of the closing bid and asked prices of the Stock on such date as shown by the NASD automated quotation system, or (iv) if the Stock is not then listed or admitted for trading on any national exchange or quoted by NASD automated quotation system, the fair value thereof as determined reasonably and in good faith by the Committee.

        "Fully Diluted Basis" means giving effect, without dilution, to all shares of Common Stock outstanding at the time of determination plus all shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities outstanding at the time of determination or upon the exercise of any option, warrant or similar right outstanding at the time of determination whether or not then exercisable or exercised.

        "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

        "Initial Public Offering" means the consummation of the first firm commitment underwritten public offering by the Company for its own account pursuant to an effective registration statement under the

Securities Act of 1933, as amended, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its Stock.

        "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

        "Stock" means the Class C Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

        "Shareholders Agreement" means that certain Shareholders Agreement by and among the Company, B III-A Capital Partners, L.P., B IV Capital Partners, L.P., and State Street Bank & Trust as Custodian for General Motors Employees Global Group Pension Trust (collectively, the "DDJ Entities"), Levine Leichtman Capital Partners II, L.P. and Pleasant Street Investors LLC (collectively, the "LL Entities"), and each other holder of an Equity Security (as such term is defined in Article VI of the Certificate of Incorporation) of the Company dated as of October 8, 2003.

        "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2.    ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by either the full Board or a committee of two or more members of the Board of Directors appointed by the Board of Directors, which members shall include one member of the Board of Directors who shall have been nominated to serve on the Board of Directors by Levine Leichtman Capital Partners II, L.P., and its affiliates ("LLCP Entities") and at least one member of the Board of Directors who shall have been nominated to serve on the Board of Directors by DDJ Capital Management, LLC, and its affiliates (respectively, "DDJ Entities") (in either case, the "Committee").

        (b)    Powers of Committee.    The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i)    to select the officers, employees, directors, consultants, advisers and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

          (iii)  to determine the number of shares of Stock to be covered by any Award; provided, however, that no Award or series of Awards to any single participant shall exceed ten percent (10%) of the Stock issuable under the Plan;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v)   to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

          (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals;

          (viii) to determine whether shares of Stock acquired under the Plan may be transferred by the holder of such shares to another person or entity pursuant to Section 10(f) hereof; and

          (ix)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 26,760 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company and held in its treasury. Any shares which have been reserved and available for issuance under the Plan, but have not been delivered or are not the subject of any outstanding Award as of the date on which the Plan is terminated, may be used by the Company for any other proper corporate purpose after the termination of the Plan.

        (b)    Changes in Stock.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

        The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the participant, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c)    Mergers and Other Sale Events.    In the case of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own at least fifteen percent (15%) of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, (iv) the sale of all of the Stock of the Company to an unrelated person or entity or (v) any other transaction in which the holders of the Company's outstanding voting power prior to such transaction do not own directly or indirectly at least fifteen percent (15%) of the outstanding voting power of the Company after such transaction (in each case, regardless of the form thereof, a "Sale Event"), all unvested Stock Options as of the effective date of the Sale Event shall become vested as of such date. The Plan and the Awards issued hereunder shall terminate upon the effectiveness of any such Sale Event, unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the assumption of Awards theretofore granted (after taking into account any acceleration hereunder), or the substitution for such Awards of new Awards of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each participant holding an outstanding Stock Option shall receive payment from the Company in cash in an amount equal to the excess of the average price per share of Common Stock given to all other holders of Common Stock for their shares in connection with such Sale Event over the exercise price of such Stock Option, if any, multiplied by the number of shares of Stock covered by such Stock Option.

SECTION 4.    ELIGIBILITY

        Except as otherwise set forth in this Section 4, participants in the Plan will be such full or part-time officers, employees, directors, consultants and other key persons of the Company and its Subsidiaries who are responsible for, or contribute to, the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion.

        Neither the DDJ Entities, nor the LL Entities, nor any officer, employee, director, consultant or other key person or affiliate of either (other than any "DDJ Director" or "LL Director" within the meaning of the Shareholders Agreement who is not an officer, employee, director, consultant or other key person or affiliate of either the DDJ Entities or the LL Entities) shall be a participant in the Plan.

SECTION 5.    STOCK OPTIONS

        Any Stock Option granted under the Plan shall be pursuant to an Option Agreement which shall be in such form as the Committee may from time to time approve. Option Agreements need not be identical.

        Stock Options granted under the Plan may be either Incentive Stock Options or NonQualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        No Incentive Stock Option shall be granted under the Plan after the date which is 10 years from the date the Plan is approved by the Board.

        (d)    Terms of Stock Options.    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines,

Stock Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Committee may establish, as well as in addition to other compensation.

          (i)    Exercise Price.    The exercise price per share for the Stock covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Value on the date of grant in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Value on the grant date.

          (ii)    Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Shareholder.    Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option ("Option Shares") and not as to unexercised Stock Options; provided, however, that any holder of Option Shares shall be further subject to the terms and provisions of the applicable Award agreement relating to such Option Shares.

          (iv)    Method of Exercise.    Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods, as specified in the Option Agreement:

            (A)  In cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;

            (B)  By the optionee delivering to the Company a promissory note if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note;

            (C)  With respect to any exercise following the Initial Public Offering, through the delivery (or attestation to ownership) of shares of Stock that are not then subject to restrictions under any Company plan and that have been purchased by the optionee on the open market or have been beneficially owned by the optionee for at least six months, if permitted by the Company in its sole discretion. Such surrendered or attested shares shall be valued at Fair Value on the exercise date; and

            (D)  With respect to any exercise following the Initial Public Offering, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash and a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

        Payment instruments will be received subject to collection. No certificates for Option Shares so purchased will be issued to optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Option Shares for the optionee's own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by delivery of previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

        (e)    Annual Limit on Incentive Stock Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (f)    Non-transferability of Options.    Except as otherwise provided by the Committee in its sole discretion, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or in the event of the optionee's incapacity, by the optionee's legal representative or guardian.

        (g)    Termination.    Except as may otherwise be provided by the Committee either in the Option Agreement or in writing after the Option Agreement is issued, if the participant's employment by the Company or a Subsidiary is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below:

          (i)    Termination Due to Death, Disability or Retirement.    If the participant's employment terminates by reason of death, disability or retirement (after attainment of age 60), all vested Options held by the participant may be exercised by the participant, the participant's legal representative or legatee for a period of six (6) months from the date of death, disability or retirement or until the expiration of the Option, if earlier.

          (ii)    Other Termination.    If the participant's employment terminates for any reason other than death, disability or retirement, and unless otherwise determined by the Committee, any vested Option held by the participant may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the expiration date of the Option, if earlier, provided, however, if the participant is terminated for Cause, any Option held by the participant shall terminate immediately upon the date of the participant's termination. The term "Cause" shall be as defined in the participant's Option Agreement regarding a particular Option or in the participant's then-current employment agreement, if any.

        The Board's determination of the reason for termination of the participant's employment shall be conclusive and binding on the participant and his or her representatives or legatees.

SECTION 6.    TAX WITHHOLDING

        (a)    Payment by Participant.    Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

        (b)    Payment in Stock.    Subject to approval by the Committee, and after the Initial Public Offering, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Value (as of the date the withholding is effected) that would satisfy the minimum required tax withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company's shareholders who are eligible to vote at a meeting of shareholders. Nothing in this Section 8 shall limit the Board's or Committee's authority to take any action permitted pursuant to Section 3(c).

SECTION 9.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 10.    GENERAL PROVISIONS

        (a)    No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b)    Delivery of Stock Certificates.    Stock certificates to participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company or, if such certificates are to be held in escrow pursuant to the terms of an Award agreement, when placed into escrow by the Company for the benefit of the participant.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider-trading-policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

        (e)    Loans to Award Recipients.    The Company shall have the authority to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

        (f)    Restrictions on Transfers.    None of the shares of Stock acquired by a participant under the Plan shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws and in accordance with the terms of this Plan, the Shareholders Agreement, the Certificate of Incorporation, and any applicable Award agreement, which terms may include obtaining the prior approval of the Committee, granted in its sole discretion, for such transfer. The Shareholders Agreement and the Certificate of Incorporation contain significant restrictions on transfer. Any attempted disposition of shares of Stock not in accordance with the terms and conditions of the preceding sentences shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares as a result of any such disposition, and shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares.

        (g)    Right to Repurchase Shares.    Prior to the Initial Public Offering, the Company, or DDJ Entities and LLCP Entities, shall have the right to repurchase from any participant all or any portion of the shares of Stock held by such participant, in accordance with the repurchase rights reserved to the Company and DDJ Entities and LLCP Entities pursuant to the terms of any applicable Award agreement. If the Company does not so purchase such shares of Stock, then DDJ Entities and LLCP Entities shall have the right to purchase such shares of Stock on a pro rata basis in accordance with the number of Class A Preferred Stock, Class B Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock held by each of them, respectively, on a Fully Diluted Basis.

SECTION 11.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present or by unanimous written consent of the shareholders. Subject to such approval by the shareholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 12.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by Delaware law, applied without regard to conflict of law principles.

        DATE ADOPTED BY BOARD:

        DATE APPROVED BY SHAREHOLDERS:

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  Exhibit 10.1